UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 22, 2008

CHINA WATER AND DRINKS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52812	20-2304161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 607, 6/F Concordia Plaza, 1 Science Museum Road, Tsmshatsui East, Kowloon, Hong Kong, People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

852-26202518
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 22, 2008, Gain Dynasty Investments Limited, a British Virgin Islands company (“Gain Dynasty”), and a wholly-owned subsidiary of China Water and Drinks Inc. (the “Company”), entered into a Share Purchase Agreement (the “SPA”) pursuant to which it will indirectly acquire one hundred percent (100%) of the outstanding equity of Beijing Changsheng Taoda Co, Ltd. (“Beijing Taoda”), a Wholly Foreign Owned limited liability company duly incorporated and validly existing under the laws of the People’s of Republic of China (the “PRC”). Beijing Taoda is engaged in the bottled water production business in Beijing City, PRC.

Under the terms of the SPA, the Company will purchase from Mr. Leung Yu, a Hong Kong resident (the “Shareholder”) one hundred percent (100%) of the outstanding equity (the “Shares”) of Dynamic Castle Holdings Limited, a company duly incorporated and validly existing under the laws of British Virgin Islands (“Dynamic Castle”) and which holds one hundred percent (100%) of the outstanding equity of Caesar Holdings Limited, a company duly incorporated and validly existing under the laws of Hong Kong (“Caesar”) and which, in turn, owns one hundred percent (100%) of the outstanding equity of Beijing Taoda.

A copy of the SPA is attached hereto as Exhibit 2.1. Please refer to Item 2.01 below with respect to the description of the SPA, which description is qualified in its entirety by reference to Exhibit 2.1.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 22, 2008, pursuant to the SPA, the Company completed its acquisition of all of the outstanding shares of Dynamic Castle and thereby indirectly acquired one hundred percent (100%) of the outstanding equity interest of Beijing Taoda, which is engaged in the bottled water production business in Beijing City, PRC. Pursuant to the SPA, the purchase price to be paid by the Company for the Shares is $6,000,000.00 (the “Purchase Price”). No prior material relationship existed between the Shareholder and the Company, any of its affiliates, or any of its directors or officers.

The SPA contains customary representations and warranties regarding the financial condition and operations of Caesar and Beijing Taoda and the closing of the acquisition of the Shares pursuant to the SPA is subject to customary closing conditions, including the completion of due diligence by the Company, receipt of all third party and governmental consents and authorizations, and the absence of a material adverse change affecting either Caesar or Beijing Taoda. In addition, the Board of Directors of Caesar, Dynamic Castle and Beijing Taoda will be re-constituted to consist of a single Board member who will be designated and appointed by the Company.

Under the terms of the SPA, the Shareholder has agreed to indemnify Gain Dynasty for its damages, if any, resulting from a breach of the covenants, representations and warranties of Caesar and Beijing Taoda and/or the Shareholder.

Item 8.01.  Other Events.

On October 22, 2008, the Company issued a press release regarding the transaction described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

The following exhibits are filed with this Form 8-K.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of October 22, 2008 between Gain Dynasty Investments Limited, and Mr. Leung Yu.
99.1	Press Release dated October 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2008

CHINA WATER AND DRINKS INC.

	By:	/s/ Xu Hong Bin
	Name:	Xu Hong Bin
	Title:	President

Exhibit Index

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of October 22, 2008 between the Gain Dynasty Investments Limited, and Mr. Leung Yu.

99.1	Press Release dated October 22, 2008.